Exhibit 10.10

KIMCO REALTY CORPORATION

2025 EQUITY PARTICIPATION PLAN

PERFORMANCE-BASED LTIP UNIT AWARD GRANT NOTICE

Pursuant to the 2025 Equity Participation Plan, as amended and/or restated from time to time (the “Plan”), of Kimco Realty Corporation, a Maryland corporation (the “Company”), Kimco Realty OP, LLC, a Delaware limited liability company (the “Partnership”), hereby grants to the holder listed below (“Participant”), a performance-based LTIP Unit Award (the “Award”). This Award is subject to all of the terms and conditions set forth herein and in the Performance-Based LTIP Unit Award Agreement attached hereto as Exhibit A (the “LTIP Unit Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the LTIP Unit Award Agreement.

Participant:	[____________]
Grant Date:	[____________]
Total Number of LTIP Units Granted:	[____________]
Base Number of LTIP Units Subject to the Award:	[____________]
Performance Period:	[____________]
Performance Goals:

The LTIP Units granted hereunder (the “LTIP Units”) will be eligible to vest upon the Vesting Date based upon the Company’s attainment of the Performance Goals set forth in the attached Exhibit B during the Performance Period. The Performance Goals applicable to this Award relate to the Company’s achievement of the performance metrics described in Exhibit B.

Termination:	Except as otherwise set forth in the LTIP Unit Award Agreement, Participant shall forfeit all LTIP Units upon Participant’s Termination of Service prior to the applicable Valuation Date.

Award Acceptance:

The Participant may accept the Award and agree to be bound by the terms and conditions of the Plan, the LTIP Unit Award Agreement and this Grant Notice by electronically acknowledging and accepting the Award in the manner prescribed by the Company following the date of the Company’s electronic or other written notification to the Participant of the grant of the Award (the “Notification Date”).

In addition, the Participant will be deemed to have accepted the Award and agreed to be bound by the terms and conditions of the Plan, the LTIP Unit Award Agreement and this Grant Notice, unless the Participant informs the Company in writing within 30 days immediately following the Notification Date that the Participant wishes to reject the Award. Failure to notify the Company in writing of the Participant’s rejection of the Award during this 30-day period will result in the Participant’s acceptance of the Award and the Participant’s agreement to be bound by the terms and conditions of the Plan, the LTIP Unit Award Agreement and this Grant Notice.

The Participant will accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the LTIP Unit Award Agreement. Participant must file a Section 83(b) Election within 30 days of the Grant Date, as described in the LTIP Unit Award Agreement.

Kimco Realty Corporation: Participant:

By: ________________________ ________________________

Name: Name:

Title:

Kimco Realty OP, LLC:

By: Kimco Realty Corporation, managing member

By: ________________________

Name:

Title:

2

EXHIBIT A

TO PERFORMANCE-BASED LTIP UNIT AWARD GRANT NOTICE

KIMCO REALTY CORPORATION

Performance-BASED LTIP UNIT AWARD AGREEMENT

Pursuant to the Performance-Based LTIP Unit Award Grant Notice (the “Grant Notice”) to which this Performance-Based LTIP Unit Award Agreement (this “Agreement”) is attached, Participant is hereby granted an award (the “Award”) of LTIP Units (the “LTIP Units”) in Kimco Realty OP, LLC, a Delaware limited liability company (the “Partnership”) under the 2025 Equity Participation Plan of Kimco Realty Corporation (the “Company”), as amended and/or restated from time to time (the “Plan”).

WHEREAS, the Company and the Partnership wish to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, Section 8.6 of the Plan permits the issuance of LTIP Units to Eligible Individuals for the performance of services to or for the benefit of the Partnership in the Eligible Individual’s capacity as a member of the Partnership; and

WHEREAS, the Administrator appointed to administer the Plan has determined that it would be to the advantage and in the best interest of the Company to issue the Award (as defined below) to the Participant as an inducement to enter into or remain in the service of the Company, the Partnership or any Subsidiary (together, “Kimco”), and as an additional incentive during such service, and has advised Kimco thereof;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan and/or the Operating Agreement, as applicable.

Section 1.1
“Award” shall have the meaning set forth in the Preamble hereto.
Section 1.2
“Base Number of LTIP Units” shall mean the base number of LTIP Units set forth in the Grant Notice.
Section 1.3
“Cause” shall mean (i) “Cause” as defined (A) in the Kimco Realty Corporation Executive Severance Plan (the “Severance Plan”) if the Participant is a participant in the Severance Plan or, (B) if the Participant is not a participant in the Severance Plan, in the Participant’s applicable employment or severance agreement with Kimco if such an agreement exists and contains a definition of Cause, or (ii) if no such agreement exists or such agreement does not contain a definition of Cause and the Participant is not a participant in the Severance Plan, then Cause shall mean (A) conviction of a crime (including conviction on a nolo contendere plea) involving the commission by the Participant of a felony or of a criminal act involving, in the good faith judgment of the Company, fraud, dishonesty, or moral turpitude; (B) the Participant’s deliberate and continual refusal to perform employment duties reasonably requested by the Company or an Affiliate (other than as a result of vacation, sickness, illness or injury); (C) prior to the occurrence of a Change in Control, the Participant’s continued unsatisfactory performance and/or behavior following issuance of progressive performance warnings and reasonable time to improve; (D) fraud or embezzlement by the Participant determined in accordance with the Company’s normal, internal investigative procedures consistently applied in comparable circumstances; (E) the Participant’s misconduct or negligence in connection with the business of the Company or an Affiliate which has a substantial adverse effect on the Company or the Affiliate; (F) a breach of fiduciary duty by the Participant to Kimco; or (G) the Participant’s violation of any of the Kimco policies prohibiting harassment or discrimination in the workplace. Determination of Cause shall be made by the Administrator in its sole discretion.
Section 1.4
“Company” shall mean Kimco Realty Corporation, a Maryland corporation.
Section 1.5
“Disability” shall mean that the Participant suffers from a physical or mental condition which, in the reasonable judgment of a physician selected by the Company, prevents the Participant from performing the Participant’s usual and customary duties for Kimco, with or without reasonable accommodation, and is expected to result in death or can be expected to last for a continuous period of not less than twelve months. The Participant’s receipt of disability benefits for a period of not less than three months under Kimco’s long-term disability benefits plan or receipt of Social Security disability benefits shall be deemed conclusive evidence of Disability for purposes of this Agreement.
Section 1.6
“Distribution Equivalent Units” means a number of LTIP Units equal to the quotient obtained by dividing (i) the excess of (A) the value of all dividends paid by the Company with an ex-dividend date that occurs during the period beginning on the Performance Commencement Date and ending on the Vesting Date (the “Distribution Measurement Period”) in respect of that number of shares of Common Stock equal to the number of LTIP Units that have become Vested Base Units as of the Vesting Date, over (B) the amount of any distributions made by the Partnership to the Participant pursuant to Section 5.1 and Section 16.4 of the Operating Agreement with respect to the Distribution Measurement Period in respect of such LTIP Units, plus (or minus) the amount of gain (or loss) on such excess dividend amounts had they been reinvested in Common Stock on the date that they were paid (at a price equal to the closing price of the Common Stock on the applicable dividend payment date) and plus, without duplication, the value of any dividends on the notional shares resulting from the hypothetical reinvestment of distributions with an ex-dividend date on or after the hypothetical issuance of such notional shares and on or prior to the last day of the Distribution Measurement Period (the amount in this clause (i), the “Net Dividend Amount”), by (ii) the Fair Market Value on the Vesting Date.
Section 1.7
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
Section 1.8
“Good Reason” A Participant shall have “Good Reason” to terminate his or her employment with the Company following a Change in Control upon the occurrence (without the Participant’s prior written consent) of (a) a diminution in the base salary paid to a Participant on an annual basis, exclusive of any bonus payments, commission payments or additional payments under any benefit plan of the Company, (b) a material diminution in the Participant’s authority, duties or responsibilities, (c) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, (d) a material change in the geographic location at which the Participant must perform the services, or (e) any other action or inaction that constitutes a material breach by the Company of any written agreement under which the Participant provides services; provided, however, that, notwithstanding the foregoing, the Participant may not resign his or her employment for Good Reason unless (i) the Participant has provided the Company with at least thirty (30) days prior written notice of his or her intent to resign for Good Reason (which notice must be provided within ninety (90) days following the occurrence of the event(s) purported to constitute Good Reason); and (ii) the Company has not remedied the alleged violation(s) within the thirty-day period following its receipt of such notice.
Section 1.9
“Grant Date” shall mean the date of this Agreement as set forth in the Grant Notice.
Section 1.10
“Grant Notice” shall have the meaning set forth in the Preamble hereto.
Section 1.11
“Measurement Date” shall mean the last December 31st of the Performance Period.
Section 1.12
“Operating Agreement” shall mean the Limited Liability Company Agreement of the Partnership, as amended and/or restated from time to time.
Section 1.13
“Participant” shall have the meaning set forth in the Grant Notice.

Section 1.14
“Peer Group” shall mean the Company’s peer group set forth on Exhibit C to the Agreement; provided, however, that if a constituent company in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy or the Committee otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then such company shall be removed from the Peer Group.
Section 1.15
“Performance Commencement Date” shall mean the first date of the Performance Period.
Section 1.16
“Performance Goals” shall mean, collectively, the goals described in Exhibit B, each of which shall be measured with respect to the period beginning on the Performance Commencement Date and ending on the Valuation Date.
Section 1.17
“Performance Period” shall mean the Performance Period set forth in the Grant Notice.
Section 1.18
“Plan” shall have the meaning set forth in the Preamble hereto.
Section 1.19
“Qualifying Termination” shall mean (i) Participant incurs a Termination of Service as a result of death or Disability, (ii) Participant is entitled to a Severance Payment under the Company’s Executive Severance Plan and complies with Section 3.03 of such plan no later than fifty-five (55) days following such Termination of Service, (iii) Participant incurs a Termination of Service due to Retirement or (iv) Participant incurs a Termination of Service by the Company without Cause or as a result of the Participant’s resignation for Good Reason and, in either case, executes (and does not revoke) a release of claims in a form acceptable to the Company within sixty (60) days following the date of such Termination of Service.
Section 1.20
“Restrictions” shall mean the exposure to forfeiture set forth in Article 3.
Section 1.21
“Total Number of LTIP Units” shall mean the Total Number of LTIP Units as set forth in the Grant Notice.
Section 1.22
“Total Number of Vested Units” shall mean (i) the Vested Base Units plus (ii) the Distribution Equivalent Units.
Section 1.23
“Secretary” shall mean the Secretary of the Company.
Section 1.24
“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
Section 1.25
“Valuation Date” shall mean, with respect to the Performance Period, the earliest of (i) the Measurement Date or (ii) the date upon which a Change in Control shall occur.
Section 1.26
“Vested Base Units” shall mean the Base Number of LTIP Units that become vested pursuant to Exhibit B, which shall not exceed 100% of the Base Number of LTIP Units.
Section 1.27
“Vesting Date” shall mean the date the Administrator determines the extent to which the Award has vested, pursuant to Exhibit B, which date shall be no later than sixty (60) days after the Valuation Date.
Section 1.28
“83(b) Election” shall have the meaning set forth in Section 4.6.

ARTICLE II.
LTIP UNIT AWARD

ARTICLE II.
Section 2.1
Award of LTIP Units. Pursuant to the Plan, in consideration of the Participant’s active employment with or service to Kimco, and for other good and valuable consideration, the Partnership hereby (a) issues to the Participant an award of LTIP Units equal to the Total Number of LTIP Units and (b) if not already a member, admits the Participant as a member of the Partnership on the terms and conditions set forth herein, in the Plan and in the Operating Agreement. The Total Number of LTIP Units and the Base Number of LTIP Units subject to the Award are set forth in the Grant Notice. The Partnership and the Participant acknowledge and agree that the LTIP Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a member or in anticipation of the Participant becoming a member. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Operating Agreement. At the request of the Partnership, the Participant shall execute the Operating Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units in accordance with the terms of the Operating Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Operating Agreement. For the avoidance of doubt, the Award shall constitute an award of Performance LTIP Units under the Plan and the Operating Agreement.
Section 2.2
Fractional Units. For purposes of this Agreement, any fractional LTIP Units that vest or become entitled to distributions pursuant to the Operating Agreement will be rounded down as determined by the Company or the Partnership. Furthermore, in no event shall the aggregate number of LTIP Units that vest or become entitled to such distributions exceed the Total Number of Vested Units.
Section 2.3
Award Subject to Plan. The Award granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article 12 thereof.

ARTICLE III.
 RESTRICTIONS

ARTICLE III.
Section 3.1
LTIP Units Subject to Operating Agreement; Transfer Restrictions.

(a) The Award and the LTIP Units are subject to the terms of the Plan and the terms of the Operating Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, LTIP Units) set forth therein. Any permitted transferee of the Award or LTIP Units shall take such Award or LTIP Units subject to the terms of the Plan, this Agreement, and the Operating Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Operating Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or LTIP Units which is not made in compliance with the Plan, the Operating Agreement and this Agreement shall be null and void and of no effect.

(b) Without the consent of the Administrator (which it may give or withhold in its sole discretion), the Participant shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any unvested LTIP Units or any portion of the Award attributable to such unvested LTIP Units (or any securities into which such unvested LTIP Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of unvested LTIP Units or of the Award to the Partnership or the Company.

Section 3.2
Vesting.
(a)
Subject to Section 3.3 below, the Award shall vest and the Restrictions shall lapse and the LTIP Units will vest and become non-forfeitable on the Vesting Date as described in Exhibit B. The vesting of the LTIP Units is contingent on the attainment of the Performance Goals set forth in Exhibit B. Accordingly, the LTIP Units subject to this Agreement shall not become vested unless and until the Administrator determines whether and to what extent the Performance Goals have been attained. Upon such determination by the Administrator and subject to the provisions of the Plan and this Agreement, Participant shall be eligible to vest in a portion of the LTIP Units calculated based upon the Company’s attainment of the Performance Goals (as determined by the Administrator in its sole discretion) as described in Exhibit B, and any LTIP Units granted hereby which do not become vested as of the Vesting Date shall automatically be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such LTIP Units. For the avoidance of doubt, the maximum number of LTIP Units that may become vested hereunder with respect to the Performance Period shall not exceed the Total Number of LTIP Units, and no additional LTIP Units above the Total Number of Vested Units shall be awarded if the applicable performance goals are attained at greater than the maximum levels (the limitations described in this sentence, the “Limitation Provisions”).
(b)
For the avoidance of doubt, that number of LTIP Units, if any, that constitute Distribution Equivalent Units as of the Vesting Date shall thereupon vest in full on the Vesting Date. Participant shall not be entitled to any payment for a Distribution Equivalent Unit with respect to any dividend with a record date that occurs prior to the Performance Commencement Date or after the Vesting Date for any reason, whether due to payment, forfeiture or otherwise. If any portion of the Base Number of LTIP Units to which the Distribution Equivalent Units are linked fails to vest and is forfeited for any reason, then (i) the applicable number of Distribution Equivalent Units shall be forfeited as well, (ii) any amounts otherwise payable in respect of such Distribution Equivalent Units shall be forfeited without payment, and (iii) the Company shall have no further obligations in respect of such Distribution Equivalent Units.
Section 3.3
Forfeiture.
(a)
Termination of Service. Subject to Section 3.3(b) below, any portion of the Award (including any Distribution Equivalent Units) which is not vested upon the Participant’s Termination of Service that occurs prior to the Valuation Date shall thereupon be forfeited immediately and without any further action by the Company.
(b)
Qualifying Termination. Notwithstanding Section 3.3(a), in the event of a Termination of Service as a result of a Qualifying Termination, Participant shall remain eligible to vest in the LTIP Units (including any Distribution Equivalent Units) subject to the terms of Section 3.2 above (calculated in accordance with Exhibit B) without regard to the continued employment condition. Any such vesting shall occur on the applicable Vesting Date. Any LTIP Units granted hereunder that do not become fully vested in accordance with the preceding sentence shall automatically be cancelled and forfeited as of the completion of the Performance Period without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such LTIP Units.
Section 3.4
Change in Control. Notwithstanding any contrary provision of this Agreement, in the event of a Change in Control at any time prior to the Measurement Date, that number of LTIP Units determined pursuant to Exhibit B (including any Distribution Equivalent Units) for the period beginning on the Performance Commencement Date and ending on the date of the Change in Control shall continue to vest over the remainder of the Performance Period (such LTIP Units, the “Restricted Units”), subject to (i) immediate vesting of the Restricted Units in the event of a Qualifying Termination (before or after the Change in Control), (ii) immediate vesting of the Restricted Units in the event the successor corporation (or any of its parent entities) does not assume or substitute the Restricted Units for equivalent rights in connection with such Change in Control, and (iii) immediate vesting of the Restricted Units on the earlier of (A) the date of the Change in Control if Participant is eligible for Retirement on such date, or (B) the date Participant becomes eligible for Retirement if Participant is not eligible for Retirement on the date of the Change in Control. If Participant incurs a Termination of Service that does not qualify as a Qualifying Termination, all outstanding Restricted Units shall be immediately forfeited. Any LTIP Units that are not Restricted Units as of a Change in Control shall be forfeited.
Section 3.5
Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the LTIP Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the shares of the Common Stock contemplated by Section 12.2 of the Plan or equity securities of the Partnership, the Administrator shall make such adjustments as the Administrator deems appropriate in the number of LTIP Units then outstanding and the number and kind of securities that may be issued in respect of the LTIP Units. Participant acknowledges that the LTIP Units are subject to amendment, modification and termination in certain events as provided in this Agreement, Section 12.2 of the Plan and the Operating Agreement.
Section 3.6
Distribution Equivalent Unit Cash Payment. If, but for the effect of the Limitation Provisions, the total number of Distribution Equivalent Units calculated in accordance with the definition set forth in the definition of “Distribution Equivalent Units” would have resulted in the Total Number of Vested Units to exceed the Total Number of LTIP Units (such hypothetical excess, the “Shortfall Units”), then the Partnership (or another Kimco entity designated by the Partnership) shall pay to the Participant a cash amount equal to the Net Dividend Amount attributable solely to the Shortfall Units (and not, for the avoidance of doubt, any Net Dividend Amount attributable to the Distribution Equivalent Units), less any tax withholdings required by law (the “DEU Cash Payment”). The DEU Cash Payment shall be paid no later than March 15 of the calendar year following the calendar year in which the Valuation Date occurs.

ARTICLE IV.
OTHER PROVISIONS

Section 4.1 Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested LTIP Units and the portion of the Award attributable to the unvested LTIP Units, or to effectuate the transfer or surrender of such unvested LTIP Units and portion of the Award to the Partnership.

Section 4.2 Determinations by Administrator. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the vesting of the Award (including, without limitation, determinations, interpretations and assumptions with respect to the calculation of the extent to which the Performance Goals have been attained (if at all)) shall be made by the Administrator. In making such determinations, the Administrator may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Administrator, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith and absent manifest error shall be final and binding upon the Participant, the Company and all other interested persons. In addition, the Administrator, in its discretion, may adjust or modify the methodology for calculations relating to the vesting of the Award (including, without limitation, the methodology for calculating the Performance Goals), as necessary or desirable to account for events affecting the value of the Common Stock which, in the discretion of the Administrator, are not considered indicative of Company performance, which may include events such as the issuance of new Common Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the Award or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Award.

Section 4.3 Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a) Investment. The Participant is holding the Award and the LTIP Units for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award and the LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b) Relation to the Partnership. The Participant is presently an executive officer and Employee of, or Consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

(c) Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

(d) Registration. The Participant understands that the LTIP Units have not been registered under the Securities Act, and the LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.

(e) Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f) Tax Advice. The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the LTIP Units.

Section 4.4 Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account (as defined in the Operating Agreement) balance in the Partnership immediately after its receipt of the LTIP Units shall be equal to zero, unless the Participant was a member in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of the Partnership’s receipt of the LTIP Units.

Section 4.5 Conversion Rights. Notwithstanding any contrary terms in the Operating Agreement, Common Units (as defined in the Operating Agreement) that are acquired upon the conversion of the LTIP Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 15.1 of the Operating Agreement within two (2) years of the date of the issuance of such LTIP Units.

Section 4.6 Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the LTIP Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. A form of election under Section 83(b) of the Code is attached hereto as Exhibit D. The Participant represents that the Participant is hereby advised to consult a tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S OR THE PARTNERSHIP’S OR ITS SUBSIDIARIES’ OR AFFILIATES’ OR THEIR RESPECTIVE REPRESENTATIVES’ RESPONSIBILITY TO TIMELY FILE THE ELECTION UNDER CODE SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THAT THE COMPANY, THE PARTNERSHIP, ITS SUBSIDIARIES OR AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

Section 4.7 Ownership Information. The Participant hereby covenants that so long as the Participant holds any LTIP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

Section 4.8 Taxes. The Partnership and the Participant intend that (i) the LTIP Units be treated as “profits interests” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Operating Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the LTIP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the Capital Accounts of the partners, in each case as set forth in the Operating Agreement. The Company, the Partnership or any Subsidiary may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the LTIP Units.

Section 4.9 Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

Section 4.10 Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Kimco Realty OP, LLC (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Kimco Realty Corporation 2025 Equity Participation Plan and (iii) the Limited Liability Company Agreement of the Partnership, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

Section 4.11 Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the LTIP Units or any similar security of the

Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the up to 180-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or purchasers as the case may be).

Section 4.12 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of LTIP Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.13 No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as an Eligible Individual of the Company, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

Section 4.14 Non-Solicitation.

(a) During the Participant’s active period of employment with or service to the Company or any of its Affiliates and during the two year period immediately following the Participant’s Termination of Service (the “Restricted Period”), the Participant shall not (i) in any capacity, solicit for employment, or recommend that another person solicit for employment, any person who is an active employee of the Company at the time of said solicitation or (ii) on behalf of the Participant, or any other person, firm or corporation, solicit for competitive purposes, directly or indirectly, any of the Company’s customers, clients, tenants, and business or joint venture partners with whom Participant had contact while working for the Company or any of its Affiliates. For purposes of this Section 4.14(a), the term “contact” shall mean engaging in any communication, whether written or oral, with the customer, client, tenant, supplier and business or joint venture partner or representative thereof that results or is reasonably expected to result in a material loss of existing business for the Company or any of its Affiliates. If Participant breaches this Section 4.14(a), the Restricted Period for non-solicitation shall not expire until Participant is out of breach for a period of one (1) year (or, if longer, the end of the Restricted Period). The Participant acknowledges that the provisions of this Section 4.14 are reasonable and shall be in addition to any similar provisions the Participant may have entered into with the Company or any of its Affiliates.

(b) In the event the terms of this Section 4.14 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

Section 4.15 Miscellaneous.

(a) Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.

(b) Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the Partnership, in each case, as may be amended from time to time.

(c) Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company or the Partnership.

(d) Entire Agreement and Waivers. This Agreement (including the exhibits attached hereto), together with the Plan and the Operating Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e) Amendment, Suspension and Termination. The Award may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Participant, alter or impair any rights or obligations under the Award.

(f) Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 4.3 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

(g) Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(h) Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument..

(j) Governing Law. This laws of the State of New York shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

(k) Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, electronic mail or facsimile addressed to the Participant to the Participant’s address, email address or facsimile number shown in the Company records, and to the Company at its principal executive office or the Secretary’s then-current email address or facsimile number.

(l) Electronic Communications. The Company and its Affiliates may choose to deliver any documents related to the Participant’s current or future participation in the Plan by electronic means. By accepting the Award, the Participant consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents, including all materials required to be distributed pursuant to applicable securities laws. The Company has established procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan). The Participant consents to such procedures and agrees to participate in the Plan through an online or electronic system established and maintained by the Company, one of its Affiliates or a third party designated by the Company or any of its Affiliates. The Participant agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant understands that, unless earlier revoked by the Participant, this consent shall be effective for the duration of the Agreement and that he or she shall have the right at any time to request written copies of any and all materials referred to above.

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EXHIBIT B

Performance Conditions for LTIP Units

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EXHIBIT C

[______________]

EXHIBIT D

SECTION 83(b) ELECTION

[To Be Attached]